NONQUALIFIED OPTION AGREEMENT

[Date]

This Nonqualified Option Agreement is made as of      ,      (the “Date of Grant”), between PPG INDUSTRIES, INC. (the “Company”), and

(the “Optionee”).

The purpose of this Agreement is to evidence the grant by the Company to the Optionee of a Nonqualified Option pursuant to the PPG Industries, Inc. Stock Plan (the “Plan”).

THEREFORE, the Company and the Optionee, intending to be legally bound, agree as follows:

1. Incorporation by Reference. The capitalized terms used herein (including Fair Market Value, which means the closing sale price on the applicable date) shall have the meanings set forth in the Plan, the text of which is set forth in the Prospectus dated April 18, 2002, concerning the Plan, which, unless previously delivered to you, is enclosed. The Plan is incorporated herein by reference. Also incorporated herein by reference are the Rules and Regulations of the Committee, as presently in effect and as they may be amended from time-to-time.

2. Grant. The Company hereby grants to the Optionee the right and option to purchase  shares of the Common Stock of the Company, subject to adjustment as provided in Section 12 of the Plan, on the terms and conditions herein set forth or incorporated by reference.

3. Option Price. The Option Price of the shares subject to the Option, unless adjusted as provided in Section 12 of the Plan, shall be $ per share, which is the Fair Market Value of a share of Common Stock on the Date of Grant.

4. Option Term. The Option may be exercised as to any or all shares subject to the Option, at any time or from time-to-time, during the period beginning      ,     and ending      ,     inclusive (the “Expiration Date”), subject to earlier termination as provided herein; provided, however, that the Rules and Regulations of the Committee may provide for the acceleration of the exercisability of the Option in such events as the Committee may from time-to-time prescribe.

5. Exercise of Option.

(a) The Option may be exercised by the Optionee giving written notice to the Company specifying the number of shares to be purchased.

(b) The Option Price shall be payable in such form and at such times as the Rules and Regulations of the Committee may from time-to-time prescribe or permit.

(c) As soon as practicable after receipt by the Company of the required notice and payment in full of the Option Price for the shares purchased, but in no event earlier than the third (3rd) business day after the date of exercise, a certificate or certificates representing the shares to be acquired by the Optionee shall be issued to the Optionee; provided that any certificate(s) for the shares purchased may be retained by the Company or its stock transfer agent or kept in a book-entry account by its stock transfer agent or may have such restrictive legends imprinted thereon prohibiting the transfer of such certificate(s) for such period as may be prescribed by the Committee in the Rules and Regulations of the Committee or otherwise. Subject to the foregoing, the Optionee shall have the rights of a shareholder with respect to such shares on the third (3rd) business day after the date of exercise.

(d) The date of exercise shall be the date the required notice is received by the Company; provided, however, that if payment in full is not received by the Company as prescribed or permitted by the Rules and Regulations of the Committee, such notice shall be deemed not to have been received.

6. Termination of Option. Unless the Committee shall determine otherwise, the Option shall immediately expire and will no longer be exercisable at the time the Optionee ceases to be employed by the Company or a Subsidiary. The preceding sentence notwithstanding:

(a) if the Optionee’s employment terminates a year or more after the Date of Grant as a result of the Optionee’s retirement under any retirement plan of the Company or any Subsidiary, the Option will not immediately expire and will be exercisable during the Option Term set forth in Section 4.

(b) if the Optionee’s employment terminates a year or more after the Date of Grant as a result of the Optionee’s total and permanent disability, the Option will not immediately expire and will become immediately exercisable and remain exercisable through the Expiration Date.

(c) if the Optionee’s employment terminates a year or more after the Date of Grant as a result of the Optionee’s death, the Option will not immediately expire and will become immediately exercisable and may be exercised by the Optionee’s Successor at any time through the Expiration Date.

(d) if the Optionee dies (i) after the Optionee’s retirement under any retirement plan of the Company or any Subsidiary and a year or more after the Date of Grant or (ii) while the Option is exercisable under Subsection 6 (b), the Option will be immediately exercisable by the Optionee’s Successor who may exercise the Option at anytime through the Expiration Date.

7. Forfeiture. Notwithstanding any other provisions herein, the Optionee, by execution of this Agreement, agrees and acknowledges that in return for the Options granted by the Company herein, the following continuing conditions shall apply:

(a) if at any time within (i) the term of this Option or (ii) within one (1) year after the Optionee exercises any part of this Option, whichever is latest, the Optionee engages in any activity in competition with any activity of the Company or any of its subsidiaries, or contrary or harmful to the interests of the Company or any of its subsidiaries, including, but not limited to: (A) conduct related to the Optionee’s employment for which either criminal or civil penalties against the Optionee may be sought, (B) violation of Company (or Subsidiary) Business Conduct Policies, (C) accepting employment with or serving as a consultant, advisor or in any other capacity to an employer that is in competition with or acting against the interests of the Company or any of its subsidiaries, including employing or recruiting any present, former or future employee of the Company or any of its subsidiaries, (D) disclosing or misusing any confidential information or material concerning the Company or any of its subsidiaries, or (E) participating in a hostile takeover attempt, then (1) this option shall terminate effective the date on which the Optionee enters into such activity, unless terminated sooner by operation of another term or condition of this Agreement, the Rules and Regulations or the Plan, and (2) any “Option Gain” realized by the Optionee from exercising all or any portion of this Option within one (1) year prior to the Optionee entering into such activity shall be paid by Optionee to the Company. “Option Gain” shall mean the gain represented by the closing market price on the date of exercise over the exercise price, multiplied by the number of shares purchased, without regard to any subsequent market price decrease or increase.

(b) By accepting this Agreement, Optionee consents to a deduction from any amounts the Company or any of its subsidiaries owes the Optionee from time to time (including amounts owed to the Optionee as wages or other compensation, fringe benefits, or vacation pay, as well as any other amounts owed to the Optionee by the Company or any of its subsidiaries), to the extent of the amounts owed to the Company by the Optionee under paragraph (a) above. Whether or not the Company elects to make any set-off in whole or in part, if the Company does not recover by means of set-off the full amount the Optionee owes it, calculated as set forth above, the Optionee agrees to pay immediately the unpaid balance to the Company.

(c) Optionee may be released from Optionee’s obligations under paragraphs (a) and (b) above only if the Committee (or its duly appointed agent) determines, in its sole discretion, that such action is in the best interests of the Company.

8. Restored Option Feature Not Available. The Restored Option feature of the Plan shall not apply to the Option granted in this Agreement and Restored Options will not be granted upon any exercise of the Option granted in this Agreement.

9. Nontransferability. The Option is not transferable by the Optionee except by will or the laws of descent and distribution and shall be exercisable during the Optionee’s lifetime only by the Optionee.

10. Irrevocability. The rights and options granted hereby may not be rescinded, modified, canceled or otherwise affected by the Company, except as provided herein (whether expressly or by incorporation by reference), without the written consent of the Optionee.

11. Choice of Law. The validity, construction and performance of this Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without reference to any choice of law principles.

12. Severability. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, that provision will be enforced to the maximum extent permissible and the legality, validity and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

13. Notices. All notices provided for herein shall be in writing and, if to the Company, shall be delivered to the Treasurer of the Company or mailed to its principal office, One PPG Place, Pittsburgh, Pennsylvania 15272, addressed to the attention of the Treasurer, and, if to the Optionee, shall be delivered personally or mailed to the Optionee at the address appearing in the payroll records of the Company or a Subsidiary. Such addresses may be changed at any time by written notice to the other party.

14. Prospectus. By execution of this Agreement, the Optionee acknowledges receipt of the Prospectus dated April 18, 2002, concerning the Plan.

This Nonqualified Option shall, under no circumstances, be treated as an Incentive Option.

Optionee

PPG INDUSTRIES, INC.

By

agree.doc